EXHIBIT 99.1

Premier Exhibitions, Inc. to Reorganize Under Chapter 11

Premier Remains Fully Operational and Open for Business
Company Intends to Build on Recent Efforts to Streamline the Company and Create a Stronger, More Competitive Business

ATLANTA, June 14, 2016 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (OTCQB:PRXI) today announced that it has filed a voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida (“Bankruptcy Court”) in Jacksonville, Florida.  The company plans to continue operating the business without interruption as management focuses on developing and executing a comprehensive corporate restructuring plan.

In conjunction with the filing, Premier is seeking customary authority from the Bankruptcy Court that will enable it to continue operating its business and serving its customers in the ordinary course.  The requested approvals include requests for the authority to make wage and salary payments and continue various benefits for employees as well as honor tickets purchased by customers and its existing agreements with museum partners.

Premier recently announced that it was taking certain actions to address the company’s financial condition and deteriorating liquidity position.  Despite aggressive efforts to manage these issues, the burden of the Company’s lease in New York City and other legacy business issues remain obstacles to the Company’s ability to conduct business.  Faced with these obstacles and upcoming lease payments due, the company has determined that it would be in the best interest of its stakeholders to file for reorganization relief under Chapter 11.  Operating under the protection of Chapter 11 will provide the company’s most important vendors with assurances that they will be paid.  Further, the company intends to create a restructuring plan that should allow Premier to emerge as a stronger business.  Further, as part of its restructuring efforts, the company will continue to assess the productivity of all assets, review additional cost-cutting initiatives and explore strategic alternatives to maximize the value of the business.

About Premier Exhibitions, Inc.:
Premier Exhibitions, Inc. (OTCQB:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues. Additional information about Premier Exhibitions, Inc. is available at www.prxi.com.

About Dinoking Tech Inc.:
Dinoking Tech Inc. is a holding company operating under the name Dinosaurs Unearthed. Dinosaurs Unearthed, located in Richmond, British Columbia, Canada, is an industry-leading traveling exhibition company with a range of exhibition products designed and developed by its creative and innovative team of experts and scientific advisors. Exhibition products include Dinosaurs Unearthed, Dinosaurs Alive!, Extreme Dinosaurs, Xtreme BUGS!, and Creatures of the Deep. The company creates outstanding immersive guest experiences that are engaging, entertaining and grounded in current science. Since the company's launch in 2007, exhibitions have opened throughout North America, Australia, Asia, Europe and the Middle East, inspiring millions of guests in museums, science centers, zoos, amusement parks and other unique venues. Additional information about Dinosaurs Unearthed is available at www.dinosaursunearthed.com.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions, Inc. believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions, Inc. can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions, Inc. that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions, Inc. most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions, Inc. does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For further information, please contact:
Michael Little, Chief Financial Officer
Premier Exhibitions Inc.
+1 (404) 842-2600